STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
               AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
                 CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, W. Lee Capps, III, principal financial officer, state and attest that:

         (1) To the best of my knowledge, based upon a review of the covered reports of Kellwood Company, and, except as corrected or supplemented in a subsequent covered report:

               o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

               o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         (2) I have reviewed the contents of this statement with the Company's audit committee.

         (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

               o Annual Report on Form 10-K, filed with the Commission on April 24, 2002, of Kellwood Company;

               o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Kellwood Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

               o    any amendments to any of the foregoing.




/s/ W. Lee Capps, III
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W. Lee Capps, III
August 28, 2002
Subscribed and sworn to
before me this 28th day of
August 2002.

/s/ Blanca E. Solis
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Notary Public
My Commission Expires:
9/02/04